
<ARTICLE> UT
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM MINNESOTA
POWER'S CONSOLIDATED BALANCE SHEET, STATEMENT OF INCOME, AND STATEMENT OF CASH
FLOW FOR THE PERIOD ENDED SEPTEMBER 30, 1999 AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                        1,203
<OTHER-PROPERTY-AND-INVEST>                        434
<TOTAL-CURRENT-ASSETS>                             698
<TOTAL-DEFERRED-CHARGES>                            57
<OTHER-ASSETS>                                     232
<TOTAL-ASSETS>                                   2,624
<COMMON>                                           551
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                                320
<TOTAL-COMMON-STOCKHOLDERS-EQ>                     779
<PREFERRED-MANDATORY>                               95
<PREFERRED>                                         12
<LONG-TERM-DEBT-NET>                               714
<SHORT-TERM-NOTES>                                 152
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                       0
<LONG-TERM-DEBT-CURRENT-PORT>                        9
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                     771
<TOT-CAPITALIZATION-AND-LIAB>                    2,624
<GROSS-OPERATING-REVENUE>                          843
<INCOME-TAX-EXPENSE>                                50
<OTHER-OPERATING-EXPENSES>                         670
<TOTAL-OPERATING-EXPENSES>                         714
<OPERATING-INCOME-LOSS>                            129
<OTHER-INCOME-NET>                                (22)<F1>
<INCOME-BEFORE-INTEREST-EXPEN>                     101
<TOTAL-INTEREST-EXPENSE>                            44
<NET-INCOME>                                        57
<PREFERRED-STOCK-DIVIDENDS>                          1
<EARNINGS-AVAILABLE-FOR-COMM>                       56
<COMMON-STOCK-DIVIDENDS>                            54
<TOTAL-INTEREST-ON-BONDS>                            0
<CASH-FLOW-OPERATIONS>                             123
<EPS-BASIC>                                       0.82<F2>
<EPS-DILUTED>                                     0.82<F2>

<F1>Included $5 million for Distributions on Redeemable Preferred Securities of
Subsidiary and a $17 million Loss from Equity Investments - Net of Tax. The $17 million Loss from Equity Investments - Net of Tax included a $24 million non-cash charge to reflect the estimated valuation of the transaction between Capital Re Corporation and ACE Limited as of June 30, 1999. (See Note 5 to the consolidated financial statements in Item 1 of Minnesota Power's quarterly report on Form 10-Q for the period ended September 30, 1999.)
<F2>On March 2, 1999 Minnesota Power, Inc.'s Common Stock split two-for-one.
Financial data schedules filed prior to the effective date have not been restated for this recapitalization.

